Exhibit 21.1

SUBSIDIARY LIST (BY JURISDICTION)

California

230 Bay Place, L.P.
Bay Rincon, L.P.
Foxchase Drive San Jose Partners II, L.P.
San Francisco Bay Partners II, Ltd.
San Francisco Bay Partners III, L.P.
Toyon Road San Jose Partners, L.P.

Connecticut

Bronxville West, LLC
Forestbroad LLC
Hollow Tree Road Development, LLC
Smithtown Galleria Associates Limited Partnership
Town Close Associates Limited Partnership
Town Grove, LLC

Delaware

4600 Eisenhower Avenue, LLC
AIV I, LLC
Avalon Arbor, LLC
Avalon Ballston II, L.P.
Avalon California Value I, LLC
Avalon Del Rey Apartments, LLC
Avalon DownREIT V, L.P.
Avalon Grosvenor, L.P.
Avalon Illinois Value I, LLC
Avalon Maryland Value I, LLC
Avalon New Rochelle II, LLC
Avalon Park Tower, LLC
Avalon Riverview I, LLC
Avalon Riverview II, LLC
Avalon Riverview III, LLC
Avalon Terrace LLC
Avalon Upper Falls Limited Partnership
Avalon Upper Falls, LLC
Avalon Washington Value Ravenswood, LLC
AvalonBay Redevelopment LLC
AvalonBay Value Added Fund, L.P.
Bay Countrybrook L.P.
Bay Pacific Northwest, L.P.
CVP I, LLC
CVP II, LLC
Chrystie Venture Partners, LLC
Downtown Manhattan Residential LLC
Glen Cove Development LLC
Glen Cove II Development LLC
Mission Bay Venture Partners, LLC
MVP I, LLC
Tyson’s West, LLC

District of Columbia

4100 Massachusetts Avenue Associates, L.P.

Maryland

AVB Service Provider, Inc.
Avalon 4100 Massachusetts Avenue, Inc.
Avalon BFG, Inc.
Avalon Ballston II, Inc.
Avalon Chase Glen, Inc.
Avalon Chase Grove, Inc.
Avalon at Chestnut Hill, Inc.
Avalon Cohasset, Inc.
Avalon Collateral, Inc.
Avalon Commons, Inc.
Avalon Decoverly, Inc.
Avalon Development Services, Inc.
Avalon DownREIT V, Inc.
Avalon Fairway Hills I Associates
Avalon Fairway Hills II Associates
Avalon Fairway II, Inc.
Avalon Grosvenor LLC
Avalon Mills, Inc.
Avalon Oaks West, Inc.
Avalon Oaks, Inc.
Avalon Promenade, Inc.
Avalon Rock Spring Associates, LLC
Avalon Sharon, Inc.
Avalon Town Green II, Inc.
Avalon Town Meadows, Inc.
Avalon Town View, Inc.
Avalon University Station I, LLC
Avalon University Station II, LLC
Avalon Upper Falls Limited Dividend Corporation
Avalon Village North, Inc.
Avalon Village South, Inc.
Avalon Wilson Blvd, Inc.
Avalon at Great Meadow, Inc.
Avalon at St. Clare, Inc.
AvalonBay Arna Valley, Inc.
AvalonBay Capital Management, Inc.
AvalonBay Construction Services, Inc.
AvalonBay Grosvenor, Inc.
AvalonBay Ledges, Inc.
AvalonBay NYC Development, Inc.
AvalonBay Orchards, Inc.
AvalonBay Parking, Inc.
AvalonBay Services I, Inc.
AvalonBay Services II, Inc.
AvalonBay Traville, LLC
AvalonBay Value Added Fund, Inc.
Bay Asset Group, Inc.
Bay Development Partners, Inc.
Bay GP, Inc.
Bay Waterford, Inc.
JP Construction in Milford, Inc.
Juanita Construction, Inc.
Georgia Avenue, Inc.
Lexington Ridge-Avalon, Inc.
Shady Grove Road Development, LLC
Shady Grove Road Property, LLC
Traville Senior Living, LLC

Massachusetts

AvalonBay BFG Limited Partnership

New Jersey

Quakerbridge Road Development, LLC
Town Cove II Jersey City Urban Renewal, Inc.
Town Cove Jersey City Urban Renewal, Inc.
Town Run Associates

Virginia

Arna Valley View Limited Partnership
Avalon Decoverly Associates Limited Partnership